SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 25, 2015, among Advaxis, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to a Registration Statement on Form S-3 (333-203497), filed with the Commission (defined below) and declared effective on April 27, 2015, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company (the “Offering”) in the aggregate, up to 1.8 million shares of Common Stock (the “Maximum Offering Amount”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 of the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Common Stock pursuant to Section 2.1.

“Closing Date” means August 28, 2015.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Company Counsel” means Alston & Bird LLP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” shall mean August 28, 2015, or such other date as may be selected by the Company in its sole discretion without notice to investors within 30 days thereafter.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(a).

“Per Share Purchase Price” equals $13.91 per share.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser and the Closing, the amounts set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. Each Purchaser shall purchase from the Company, and the Company shall issue and sell to each Purchaser, a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of the Company, or such other location as the parties shall mutually agree. The Company may continue the Offering, in one or more Closings, until the earlier of the sale of the Maximum Offering Amount or until the Expiration Date. Purchasers will be required to deliver executed, binding Securities Purchase Agreements by the Expiration Date, the Closing of which will only be subject to the satisfaction of the Closing Conditions in Section 2.2.

2.2 Closing Conditions.

(a) As a condition to the Purchasers’ obligation to close, at the Closing (unless otherwise specified below) the Company shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to each Purchaser the items set forth below, as appropriate:

(i) this Agreement duly executed by the Company;

(ii) the Shares to be purchased by each Purchaser will be represented by one or more definitive global shares in book-entry form, which will be deposited by the Company, or on behalf of the Company by Continental Stock Transfer and Trust Company, with the Depositary Trust Company (“DTC”) or its designated custodian, and the Company will deliver the Shares as directed by each Purchaser by causing DTC to credit the Shares to the account of each Purchaser, or their designee, at DTC;

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(iii) the representations and warranties made by the Company herein shall be true and correct in all material respects on the dates made and on the date of Closing;

(iv) all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects; and

(v) no statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated by the Transaction Documents.

(b) As a condition to the Company’s obligation to close, at the Closing, each Purchaser shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to the Company the items set forth below, as appropriate:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount as to such Closing by wire transfer to the account of the Company as provided to the Purchasers in writing prior to the Closing Date;

(iii) the representations and warranties made by the Purchasers herein shall be true and correct in all material respects on the dates made and on the date of Closing;

(iv) each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or before the Closing; and

(v) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by the Transaction Documents.

(c) As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company or Purchaser since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Company’s public filings under the Exchange Act, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

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(a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the application(s) to each Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, and applicable Blue Sky filings and (ii) such as have already been obtained or such exemptive filings as are required to be made under applicable state and federal securities laws.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

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(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Information; Confidentiality. Such Purchaser and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Shares as have been requested by such Purchaser. The Purchaser acknowledges and understands that the fact that the Company is seeking to effect the sale of the Shares is itself material, non-public information, and disclosure of such information or use of such information by the Purchasers or anyone receiving such information from the Purchasers in connection with the purchase, sale or trade of the Company’s securities (other than use by the Purchasers in acquiring the Shares), or any hedging, derivative or similar transactions or activities involving the Company’s securities, is a violation of securities laws. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Such Purchaser understands that its investment in the Shares involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(c) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters, including investing in biotechnology companies, so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(d) Sales; Short Selling. From and after the date that the Purchaser receives any information about the existence of the Offering, and through the Closing Date, the Purchaser has not and shall not, directly or indirectly, sell shares of the Common Stock in the open Trading Market or elsewhere, and has not and shall not directly or indirectly, through related parties, affiliates or otherwise sell “short” or “short against the box” (as those terms are generally understood) any equity security of the Company.

(e) Information Regarding Purchaser. Purchaser has provided the Company with true, complete, and correct information regarding all applicable items set forth in the on the signature page to this Agreement.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

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ARTICLE IV.

MISCELLANEOUS

4.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

4.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchasers.”

4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.1.

4.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state or federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in the City of New York, New York, exclusive of all other jurisdictions, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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4.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Shares.

4.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

4.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

4.12 Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

4.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ADVAXIS, INC.	Address for Notice: 305 College Road East Princeton, NJ 08540 Attn: Sara Bonstein Tel: (609) 452-9813

By:	/s/
Name:	Dan O’Connor
Title:	President and Chief Executive Officer

With copy to (which shall not constitute notice):

Alston & Bird LLP
90 Park Avenue New York, New York 10016
Attn: Matthew W. Mamak, Esq.
Tel: (212) 210-9400
Fax: (212) 210-9444

(Signature Page Continues)

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[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

By:	Sectoral Asset Management

/s/
Name:
Title:

Date: ______________________, 2015

1,437,815	$13.91	$20,000,006.65
NUMBER OF SHARES OF COMMON	PRICE PER SHARE	TOTAL PURCHASE PRICE
STOCK SUBSCRIBED FOR

The above-signed Purchaser hereby provides the following information to the Company:

1. Please provide the following information regarding the Purchaser:

Purchaser Name and Address:

Telephone: ( ) ______-________

Facsimile: ( ) ______-_________

Email: _______________________

Tax ID #:_____________________

2. If different from the information provided in Item 1 above, please provide the exact name that the Purchaser’s Shares are to be registered in (this is the name that will appear on the stock certificate(s)). The Purchaser may use a nominee name if appropriate:

Registered Holder of the Shares Name and Address:

Facsimile: ( ) ______-_________

3. Please describe the relationship between the Purchaser of the Shares and the Registered Holder of the Shares listed in response to Item 2 above, if different:

4. If different from the information provided in Item 1 above, please provide the mailing address of the Registered Holder of the Shares listed in response to Item 2 above:

5. If different from the information provided above, please provide the number of shares of Common Stock beneficially owned (as determined in accordance with SEC Rule 13d-3 under the Exchange Act) by the Purchaser immediately after Closing. Explain the nature of such beneficial ownership, including shares of Common Stock not held of record by the Purchaser. Disclose the details of any rights to acquire shares of Common Stock.

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[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

By:	Knight Therapeutics Inc.

/s/
Name:
Title:

Date: ______________________, 2015

359,454	$13.91	$5,000,005.14
NUMBER OF SHARES OF COMMON	PRICE PER SHARE	TOTAL PURCHASE PRICE
STOCK SUBSCRIBED FOR

The above-signed Purchaser hereby provides the following information to the Company:

1. Please provide the following information regarding the Purchaser:

Purchaser Name and Address:

Telephone: ( ) ______-________

Facsimile: ( ) ______-_________

Email: _______________________

Tax ID #:_____________________

2. If different from the information provided in Item 1 above, please provide the exact name that the Purchaser’s Shares are to be registered in (this is the name that will appear on the stock certificate(s)). The Purchaser may use a nominee name if appropriate:

Registered Holder of the Shares Name and Address:

Facsimile: ( ) ______-_________

3. Please describe the relationship between the Purchaser of the Shares and the Registered Holder of the Shares listed in response to Item 2 above, if different:

4. If different from the information provided in Item 1 above, please provide the mailing address of the Registered Holder of the Shares listed in response to Item 2 above:

5. If different from the information provided above, please provide the number of shares of Common Stock beneficially owned (as determined in accordance with SEC Rule 13d-3 under the Exchange Act) by the Purchaser immediately after Closing. Explain the nature of such beneficial ownership, including shares of Common Stock not held of record by the Purchaser. Disclose the details of any rights to acquire shares of Common Stock.

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